NEWS RELEASE

VIAVI to Acquire
Spirent Communications plc’s High-Speed Ethernet and Network Security Testing Business

•Enables VIAVI to offer new solutions in high-speed ethernet and network security testing
•Provides a complementary and synergistic product portfolio across ethernet, security, AI, and digital infrastructure verticals

Chandler, Ariz., March 3, 2025 – VIAVI Solutions Inc. (VIAVI) (NASDAQ: VIAV) today announced that it has signed a definitive agreement to acquire Spirent Communications plc’s high speed ethernet and network security business lines (the “High-Speed Ethernet and Network Security Business”) from Keysight Technologies, Inc. for $410 million base cash consideration and an additional $15 million contingent cash consideration to be paid at closing, subject to customary closing adjustments and conditions. The acquisition is conditional on regulatory approvals and is expected to close in the second quarter of calendar year 2025, shortly after the close of Keysight’s acquisition of Spirent.

The transaction provides a complementary addition to VIAVI’s ethernet testing platform and immediate infusion of software, hardware and protocol domain expertise across network layers to enhance VIAVI’s engagement in the growing Ethernet, Security, AI, and digital infrastructure end markets.

“This transaction represents another step in our NSE growth strategy,” said Oleg Khaykin, President and CEO of VIAVI. “For the past 30 years, Spirent’s High-Speed Ethernet and Network Security Business has facilitated end-to-end test and validation of network performance. This transaction brings to VIAVI an advanced ethernet test and security product portfolio in the NEMs, Enterprise, Service Providers, Data Center Ecosystem and Government segments.”

The transaction is expected to add approximately $180 million to VIAVI’s NSE revenue in the first 12 months after closing and expected to be accretive to EPS 12 months after closing. VIAVI anticipates utilizing its US net operating losses to lower the combined group’s blended non-GAAP tax rate.

Wells Fargo has committed to provide a $425 million Term Loan B to fund the transaction. In addition, VIAVI may elect to increase the amount of the Term Loan B for general corporate purposes on a “best-efforts” basis subject to market conditions.

VIAVI News Release

About VIAVI
VIAVI (NASDAQ: VIAV) is a global provider of network test, monitoring and assurance solutions for telecommunications, cloud, enterprises, first responders, military, aerospace and railway. VIAVI is also a leader in light management technologies for 3D sensing, anti-counterfeiting, consumer electronics, industrial, automotive, government and aerospace applications. Learn more about VIAVI at www.viavisolutions.com. Follow us on VIAVI Perspectives, LinkedIn and YouTube.

Advisors
Qatalyst Partners is acting as financial advisor to VIAVI and Fried, Frank, Harris, Shriver & Jacobson is serving as legal counsel.

Safe Harbor
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements include, but are not limited to, information regarding the ability of VIAVI and Keysight to complete the acquisition, including the satisfaction of the conditions to the consummation of the acquisition, and the expected, estimated and anticipated impact of the transaction of VIAVI’s future financial results. These forward-looking statements involve risks and uncertainties that could cause VIAVI’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of customers’ businesses and high growth markets; unforeseen changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing; unforeseen changes in future revenues, earnings and profitability of VIAVI or the High- Speed Ethernet and Network Security Business; the risk that VIAVI is not able to realize the savings or benefits expected from integration of the High-Speed Ethernet and Network Security Business; the risk that the required regulatory approvals for the proposed acquisition are not obtained, are delayed or are subject to conditions that are not anticipated; and those risks and uncertainties discussed in VIAVI’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 16, 2024 and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 31, 2025.

The forward-looking statements included in this release are valid only as of today’s date except where otherwise noted. Viavi Solutions Inc. undertakes no obligation to update these statements.

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Media Inquiries:
Grand Bridges
Emma Jenkins
emma@grandbridges.com

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